                                    EXHIBIT D

                    PROPOSED CERTIFICATES OF AMENDMENT OF THE
             CERTIFICATE OF INCORPORATION OF WAXMAN INDUSTRIES, INC.

                          REVERSE STOCK SPLIT AMENDMENT

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                           OF WAXMAN INDUSTRIES, INC.

                             a Delaware corporation

     (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)

WAXMAN INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The Board of Directors of Waxman Industries, Inc. (hereinafter called the "Corporation"), acting by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted on January 22, 2004 resolutions
         (a) setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to effect a reverse stock split of shares of common stock, par value $0.01 per share of the Corporation ("Common Stock"), and shares of Class B Common Stock, par value $0.01 per share, of the Corporation ("Class B Common Stock"), on the basis of issuing one share of Common Stock for each 100 shares of outstanding Common Stock and one share of Class B Common Stock for each 100 shares of outstanding Class B Common Stock, (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:00 p.m., Eastern Time, on _______________, 2004 (the "Effective Time").

         THIRD: The Certificate of Incorporation is hereby amended by deleting subdivision (9) of Article Fourth, Subsection B of the Certificate of Incorporation in its entirety and replacing with it the following:

                  "9. At the Effective Time, each 100 shares of Common Stock, outstanding at such time, shall be combined into one fully paid and non-assessable share of Common Stock, and each 100 shares of Class B Common Stock, outstanding at such time, shall be combined into one fully paid and non-assessable share of Class B Common Stock. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected hereby to stockholders who held less than 100 shares of Common Stock or Class B Common Stock immediately before the Effective Time ("Cashed Out Stockholders"), each such stockholder will receive at the Effective Time the right to receive $7.63 in cash for each share of Common Stock or Class B Stock, as applicable, held immediately before the Effective Time. At the Effective Time, Cashed Out Stockholders shall cease to be stockholders of the Corporation.

         FOURTH: Holders of at least a majority of the outstanding stock of the Corporation entitled to vote on the reverse stock split, acting at the Annual Meeting of Stockholders of the Corporation held on _____ __, 2004, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Second Paragraph herein.

         FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and attested by its Assistant Secretary this ____ day of _____, 2004.

                                         WAXMAN INDUSTRIES, INC.

                                         By:_______________________________
                                            Name:  Melvin Waxman
                                            Title: Chairman of the Board and
                                                   Co-Chief Executive Officer

ATTEST:

By:_________________________________
    Name:  Mark Wester
    Title:  Assistant Secretary

                          FORWARD STOCK SPLIT AMENDMENT

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                           OF WAXMAN INDUSTRIES, INC.

                             a Delaware corporation

     (Pursuant to Section 242 of the General Corporation Law of the State of
                                    Delaware)

WAXMAN INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: The Board of Directors of Waxman Industries, Inc. (hereinafter called the "Corporation"), acting by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted on January 22, 2004 resolutions
         (a) setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to effect a forward stock split of shares of common stock, par value $0.01 per share of the Corporation ("Common Stock"), and shares of Class B common stock, par value $0.01 per share, of the Corporation ("Class B Common Stock"), on the basis of issuing 100 shares of Common Stock for each share of outstanding Common Stock and 100 shares of Class B Common Stock for each share of outstanding Class B Common Stock, (b) declaring said amendment to be advisable and in the best interests of the Corporation, (c) directing that said amendment be considered at the next annual meeting of the stockholders and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:01 p.m., Eastern Time, on _______, 2004 (the "Effective Time").

         THIRD: The Certificate of Incorporation is hereby amended by deleting subdivision (9) of Article Fourth, Subsection B of the Certificate of Incorporation in its entirety and replacing it with the following:

                  "9. At the Effective Time, each share of Common Stock, outstanding at such time, and each share of Class B Common Stock, outstanding at such time, shall be and are hereby automatically reclassified and changed (without any further act) into 100 fully-paid and nonassessable shares of Common Stock or Class B Common Stock, respectively, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation."

         FOURTH: Holders of at least a majority of the outstanding stock of the Corporation entitled to vote on the forward stock split, acting at the Annual Meeting of Stockholders of the Corporation held on _____ __, 2004, at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the amendment to the Certificate of Incorporation contained in the Second Paragraph herein.

         FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and attested by its Assistant Secretary this ____ day of _____, 2004.

                                           WAXMAN INDUSTRIES, INC.

                                           By:_______________________________
                                              Name:  Melvin Waxman
                                              Title: Chairman of the Board and
                                                     Co-Chief Executive Officer

ATTEST:

By:__________________________________
    Name:  Mark Wester
    Title: Assistant Secretary

                                       3